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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Numbers 333-96699, 333-92483-99, 333-91829-99, 333-91743-99, 333-87069-99, 333-86289-99, 333-76-77099,
333-45446-99, 333-11313-99 and 333-121908) of Nabors Industries Ltd., on Form
S-3 (Registration Numbers 333-85228-99 and 333-99267) of Nabors Industries Ltd., on Form S-3 (Registration Numbers 333-107806-01 and 333-91296) of Nabors Industries Ltd. and Nabors Industries, Inc., and on Form S-3 (Registration Number 333-102246) of Nabors Industries Ltd., Nabors Industries, Inc., Nabors Holdings 1 ULC, Nabors Holdings Ltd. and Nabors International Finance Inc. of our report dated March 7, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 7, 2005